Zions Bancorporation, N.A. One South Main Salt Lake City, UT 84133 January 20, 2026
www.zionsbancorporation.com
Fourth Quarter 2025 Financial Results: FOR IMMEDIATE RELEASE
Investor Contact: Shannon Drage (801) 844-8208
Media Contact: Jennifer Johnston (801) 844-7112

Zions Bancorporation, N.A. reports 4Q25 Net Earnings of $262 million, diluted EPS of $1.76 compared with 4Q24 Net Earnings of $200 million, diluted EPS of $1.34, and 3Q25 Net Earnings of $221 million, diluted EPS of $1.48
2025 Annual Net Earnings of $895 million, diluted EPS of $6.01, compared with 2024 Annual Net Earnings of $737 million, diluted EPS of $4.95
FOURTH QUARTER RESULTS

$1.76	$262 million	17.9%	11.5%
Net earnings per diluted common share	Net earnings	Return on average tangible common equity[2]	Estimated common equity tier 1 ratio

FOURTH QUARTER HIGHLIGHTS¹

Net Interest Income and NIM	•	Net interest income was $683 million, up 9%
	•	NIM was 3.31%, compared with 3.05%

Operating Performance	•	Pre-provision net revenue² ("PPNR") was $356 million, up 10%; adjusted PPNR² was $331 million, up 6%
	•	Customer-related noninterest income was $177 million, up 1%, and up 4% for full year 2025
	•	Noninterest expense was $546 million, up 7%; adjusted noninterest expense² was $548 million, up 8%, and up 5% when excluding the $15 million charitable contribution during the quarter

Loans and Credit Quality	•	Loans and leases were $60.9 billion, up 3%
	•	The annualized ratio of net loan and lease charge-offs to average loans and leases was 0.05%, compared with 0.24%
	•	The provision for credit losses was $6 million, compared with $41 million
	•	Nonperforming assets were $320 million, or 0.52% of loans and leases and other real estate owned, compared with $298 million, or 0.50%
	•	Classified loans were $2.4 billion, or 3.91% of loans and leases, compared with $2.9 billion, or 4.83%

Deposits and Borrowed Funds	•	Total deposits were $75.6 billion, down 1%; customer deposits (excluding brokered deposits) were $71.8 billion, up 1%
	•	Short-term borrowings, primarily composed of secured borrowings, were $3.1 billion, down 19%

Capital	•	The estimated CET1 capital ratio was 11.5%, compared with 10.9%
	•	Tangible book value per common share was $40.79, up 21%

Other Notable Items	•	Net unrealized gains for SBIC investments were $11 million, or $0.06 per share ($13 million unrealized gains less $2 million success fee accrual)
	•	FDIC Special Assessment accrual reversal of $9 million, or $0.05 per share

CEO COMMENTARY

Harris H. Simmons, Chairman and CEO of Zions Bancorporation, commented, “We’re pleased with fourth quarter results, with earnings per share rising 31% to $1.76 from the prior year’s quarterly earnings of $1.34. Adjusted taxable-equivalent revenue increased 7.1% to $879 million, while adjusted noninterest expense rose 7.7% to $548 million. The adjusted quarterly operating expense includes a $15 million donation to the Zions Bancorporation Foundation, which will be used over the coming three years to make charitable donations that we expect would otherwise have been nondeductible as a result of recent tax law changes that became effective on January 1. Excluding this donation, adjusted operating expenses would have increased 4.7%, resulting in positive operating leverage during the quarter of 2.4%, and an efficiency ratio of 60.6%.”
Mr. Simmons continued, “Credit quality was strong during the quarter, with annualized net charge-offs totaling 0.05% of loans. Capital continued to strengthen, with tangible book value per share rising 21% over the past twelve months, and the Common Equity Tier 1 capital ratio strengthening to 11.5% from 10.9% a year ago. Both loans and deposits grew at a 4.1% annualized rate during the quarter, and the net interest margin continued to improve, reaching 3.31%, up from 3.28% last quarter and 3.05% a year ago.”
Mr. Simmons concluded, “Results for the full year 2025 continued to demonstrably strengthen relative to 2024. Earnings per share increased 21%, while adjusted taxable equivalent revenue rose 7.4% and adjusted operating expenses grew 4.8%, or 4.0% when excluding the $15 million donation. We’re looking forward to continued prudent growth in the coming year.”

OPERATING PERFORMANCE[2]

(In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net Interest Margin	3.31%	3.05%	3.21%	3.00%
Adjusted PPNR[3]	$331	$312	$1,266	$1,131
Net charge-offs	$7	$36	$89	$60
Efficiency ratio[3]	62.3%	62.0%	62.6%	64.2%
1 Comparisons noted in the bullet points are calculated for the current quarter compared with the same prior year period unless otherwise specified.
2 For information on non-GAAP financial measures, see pages 18-21.
3 Excluding the $15 million charitable contribution, adjusted PPNR for the three and twelve months ended December 31, 2025, would have been $346 million and $1.28 billion, respectively, with corresponding efficiency ratios of 60.6% and 62.2%.

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Comparisons noted below are calculated for the current quarter versus the same prior year period, unless otherwise specified. Growth rates of 100% or more are considered not meaningful (“NM”) as they typically reflect a low starting point.
RESULTS OF OPERATIONS

Net Interest Income and Margin
				4Q25 - 3Q25		4Q25 - 4Q24
(In millions)	4Q25	3Q25	4Q24	$	%	$	%

Interest and fees on loans	$878	$898	$873	$(20)	(2)%	$5	1%
Interest on money market investments	42	41	60	1	2	(18)	(30)
Interest on securities	121	125	129	(4)	(3)	(8)	(6)
Total interest income	1,041	1,064	1,062	(23)	(2)	(21)	(2)
Interest on deposits	299	313	371	(14)	(4)	(72)	(19)
Interest on short- and long-term borrowings	59	79	64	(20)	(25)	(5)	(8)
Total interest expense	358	392	435	(34)	(9)	(77)	(18)
Net interest income	$683	$672	$627	$11	2	$56	9
				bps		bps
Yield on interest-earning assets [1]	5.01%	5.16%	5.13%	(15)		(12)
Rate paid on total deposits and interest-bearing liabilities [1]	1.76%	1.92%	2.12%	(16)		(36)
Cost of deposits [1]	1.56%	1.67%	1.93%	(11)		(37)
Net interest margin [1]	3.31%	3.28%	3.05%	3		26
1 Taxable-equivalent rates used where applicable.
Net interest income increased $56 million, or 9%, in the fourth quarter of 2025, relative to the prior year period, primarily due to lower funding costs. The increase was further supported by a favorable shift in the composition of average interest-earning assets, reflecting growth in higher-yielding loans and a decline in lower-yielding money market investments and securities. As a result, the net interest margin improved to 3.31%, compared with 3.05%.
The yield on average interest-earning assets, net of hedging activity, was 5.01% for the fourth quarter of 2025, compared with 5.13% in the prior year period, reflecting lower interest rates. The net yield on average loans and leases decreased 16 basis points to 5.76%, while the net yield on average securities declined 7 basis points to 2.66%. Additionally, the yield on average money market investments declined 77 basis points to 4.23%.
The rate paid on total deposits and interest-bearing liabilities was 1.76% for the fourth quarter of 2025, compared with 2.12% in the prior year period. The total cost of deposits was 1.56%, compared with 1.93%, reflecting the lower interest rate environment.
Average interest-earning assets remained relatively flat from the prior year period. Average loans and leases increased $1.5 billion, while average securities and average money market investments decreased $926 million and $805 million, respectively.
Average interest-bearing liabilities decreased $2.3 billion, or 4%, from the prior year period. This decrease was primarily driven by a $2.1 billion reduction in average interest-bearing deposits, largely due to a decline in brokered deposits, along with a $172 million decrease in average borrowed funds.

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Noninterest Income
				4Q25 - 3Q25		4Q25 - 4Q24
(In millions)	4Q25	3Q25	4Q24	$	%	$	%

Commercial account fees	$47	$47	$47	$—	—%	$—	—%
Card fees	24	24	24	—	—	—	—
Retail and business banking fees	20	19	17	1	5	3	18
Loan-related fees and income	19	20	20	(1)	(5)	(1)	(5)
Capital markets fees and income [1]	37	24	40	13	54	(3)	(8)
Wealth management fees	14	14	14	—	—	—	—
Other customer-related fees	16	15	14	1	7	2	14
Customer-related noninterest income	177	163	176	14	9	1	1
Dividends and other income	10	15	9	(5)	(33)	1	11
Securities gains (losses), net	21	11	8	10	91	13	NM
Noncustomer-related noninterest income	31	26	17	5	19	14	82
Total noninterest income	$208	$189	$193	$19	10	$15	8
Adjusted customer-related noninterest income [2]	$175	$174	$173	$1	1	$2	1
1 Effective the first quarter of 2025, capital markets fees and income includes the net credit valuation adjustment ("CVA"), which was previously disclosed under noncustomer-related noninterest income. Prior period amounts have been reclassified for comparative purposes.
2 Net of CVA. For information on non-GAAP financial measures, see pages 18-21.
Customer-related noninterest income was relatively flat compared with the prior year period and primarily reflects a $3 million increase in retail and business banking fees, driven largely by an increase in overdraft and deposit service fees, offset by a $3 million decline in capital markets fees and income, mainly attributable to reduced syndication and foreign exchange activity. For the full year 2025, customer-related noninterest income increased $23 million, or 4%. Excluding the impact of net CVA, capital markets fees and income increased $15 million, or 14%, benefitting from higher customer swap fee revenue and increased investment banking advisory fees.
Noncustomer-related noninterest income increased $14 million, or 82%, compared with the prior year period. This growth was primarily driven by a $13 million increase in net securities gains, largely attributable to valuation adjustments within our Small Business Investment Company (“SBIC”) investment portfolio.

Noninterest Expense
				4Q25 - 3Q25		4Q25 - 4Q24
(In millions)	4Q25	3Q25	4Q24	$	%	$	%

Salaries and employee benefits	$335	$337	$321	$(2)	(1)%	$14	4%
Technology, telecom, and information processing	71	70	66	1	1	5	8
Occupancy and equipment, net	43	42	42	1	2	1	2
Professional and legal services	21	14	17	7	50	4	24
Marketing and business development	30	11	10	19	NM	20	NM
Deposit insurance and regulatory expense	6	16	17	(10)	(63)	(11)	(65)
Credit-related expense	7	6	6	1	17	1	17
Other real estate expense, net	(2)	—	—	(2)	NM	(2)	NM
Other	35	31	30	4	13	5	17
Total noninterest expense	$546	$527	$509	$19	4	$37	7
Adjusted noninterest expense [1]	$548	$520	$509	$28	5	$39	8
1 For information on non-GAAP financial measures, see pages 18-21.

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Noninterest expense increased $37 million, or 7%, compared with the prior year quarter. Marketing and business development expense increased $20 million, largely driven by a $15 million donation to our charitable foundation. Salaries and employee benefits expense increased $14 million, primarily due to higher base salaries and severance costs, along with increased incentive compensation accruals reflecting improved profitability. Technology, telecom, and information processing expense increased $5 million, mainly due to higher costs associated with application software, licensing, and maintenance costs. Other noninterest expense increased $5 million, partly due a success fee accrual adjustment related to our SBIC investments. These increases were partially offset by an $11 million decrease in deposit insurance and regulatory expense, largely due to an updated FDIC special assessment estimate.
Adjusted noninterest expense increased $39 million, or 8%, primarily due to the same factors previously mentioned. The efficiency ratio was relatively flat at 62.3%, compared with 62.0%. Excluding the $15 million charitable contribution, adjusted noninterest expense for the three months ended December 31, 2025 would have been $533 million, resulting in an efficiency ratio of 60.6%, reflecting positive operating leverage. For more information regarding non-GAAP financial measures, see pages 18-21.
BALANCE SHEET ANALYSIS

Investment Securities
				4Q25 - 3Q25		4Q25 - 4Q24
(In millions)	4Q25	3Q25	4Q24	$	%	$	%
Investment securities:
Available-for-sale, at fair value	$9,207	$9,170	$9,095	$37	—%	$112	1%
Held-to-maturity, at amortized cost	8,867	9,059	9,669	(192)	(2)	(802)	(8)
Total investment securities, net of allowance	$18,074	$18,229	$18,764	$(155)	(1)	$(690)	(4)
Total investment securities decreased $690 million, or 4%, to $18.1 billion, relative to the prior year quarter, primarily due to principal reductions, net of reinvestments.

Loans and Leases
				4Q25 - 3Q25		4Q25 - 4Q24
(In millions)	4Q25	3Q25	4Q24	$	%	$	%

Loans held for sale	$201	$215	$74	$(14)	(7)%	$127	NM
Loans and leases:
Commercial	$31,696	$31,179	$30,965	$517	2	$731	2%
Commercial real estate	13,396	13,477	13,477	(81)	(1)	(81)	(1)
Consumer	15,825	15,646	14,968	179	1	857	6
Loans and leases, net of unearned income and fees	60,917	60,302	59,410	615	1	1,507	3
Less allowance for loan losses	678	679	696	(1)	—	(18)	(3)
Loans and leases held for investment, net of allowance	$60,239	$59,623	$58,714	$616	1	$1,525	3
Unfunded commitments	$30,244	$30,337	$29,618	$(93)	—	$626	2
Loans and leases, net of unearned income and fees, increased $1.5 billion, or 3%, to $60.9 billion, relative to the prior year quarter. This growth was driven by an $857 million increase in consumer loans, primarily within the 1-4 family residential loan portfolio, and a $731 million increase in commercial loans, largely within the commercial and industrial loan portfolio.
The $127 million increase in loans held for sale compared to the prior year quarter primarily reflects an increase in 1-4 family residential loans as well as higher real estate capital markets activity.

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Credit Quality
				4Q25 - 3Q25		4Q25 - 4Q24
(In millions)	4Q25	3Q25	4Q24	$	%	$	%

Provision for credit losses	$6	$49	$41	$(43)	(88)%	$(35)	(85)%
Allowance for credit losses	724	725	741	(1)	—	(17)	(2)
Net loan and lease charge-offs (recoveries)	7	56	36	(49)	(88)	(29)	(81)
Nonperforming assets	320	324	298	(4)	(1)	22	7
Classified loans	2,380	2,415	2,870	(35)	(1)	(490)	(17)
	4Q25	3Q25	4Q24	bps		bps
Ratio of ACL to loans and leases outstanding, at period end	1.19%	1.20%	1.25%	(1)		(6)
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans	0.05%	0.37%	0.24%	(32)		(19)
Ratio of nonperforming assets to loans and leases and other real estate owned	0.52%	0.54%	0.50%	(2)		2
Ratio of classified loans to total loans and leases	3.91%	4.00%	4.83%	(9)		(92)
During the fourth quarter of 2025, we recorded a $6 million provision for credit losses, compared with $41 million during the prior year period. The allowance for credit losses (“ACL”) totaled $724 million at December 31, 2025, compared with $741 million at December 31, 2024. The year-over-year decrease in the ACL primarily reflects lower reserves associated with commercial real estate (“CRE”) portfolio-specific risks, partially offset by more adverse economic scenarios and increased growth in loans and commitments. The ratio of ACL to total loans and leases was 1.19% at December 31, 2025, compared with 1.25% at December 31, 2024.
Net loan and lease charge-offs totaled $7 million in the fourth quarter of 2025, compared with $36 million in the prior year quarter. At December 31, 2025, nonperforming assets totaled $320 million, or 0.52% of total loans and leases and other real estate owned, compared with $298 million, or 0.50%, in the prior year period. Nonperforming assets remained primarily concentrated in the commercial and industrial, term CRE, and consumer 1-4 family residential loan portfolios. Classified loans totaled $2.4 billion, or 3.91% of total loans and leases, compared with $2.9 billion, or 4.83%, in the prior year period.

Deposits and Borrowed Funds
				4Q25 - 3Q25		4Q25 - 4Q24
(In millions)	4Q25	3Q25	4Q24	$	%	$	%

Deposits:
Noninterest-bearing demand	$25,823	$26,133	$24,704	$(310)	(1)%	$1,119	5%
Interest-bearing:
Savings and money market	39,914	38,689	40,037	1,225	3	(123)	—
Time	6,070	6,232	6,448	(162)	(3)	(378)	(6)
Brokered	3,837	3,824	5,034	13	—	(1,197)	(24)
Total interest-bearing	49,821	48,745	51,519	1,076	2	(1,698)	(3)
Total deposits	$75,644	$74,878	$76,223	$766	1	$(579)	(1)
Borrowed funds:
Federal funds purchased and other short-term borrowings	$3,104	$3,757	$3,832	$(653)	(17)	$(728)	(19)
Long-term debt	1,472	1,473	950	(1)	—	522	55
Total borrowed funds	$4,576	$5,230	$4,782	$(654)	(13)	$(206)	(4)
Total deposits decreased $579 million, or 1%, compared with the prior year quarter. Interest-bearing deposits decreased $1.7 billion from the prior year quarter, primarily due to a reduction in brokered deposits. This decline was

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partially offset by a $1.1 billion increase in noninterest-bearing demand deposits, mainly driven by the migration of a consumer interest-bearing product into a new noninterest-bearing offering.
At December 31, 2025, customer deposits (excluding brokered deposits) totaled $71.8 billion, compared with $71.2 billion at December 31, 2024. These balances included approximately $6.8 billion and $7.0 billion of reciprocal deposits, respectively. The loan-to-deposit ratio was 81%, compared with 78% in the prior year quarter.
Total borrowed funds, primarily composed of secured borrowings, decreased $206 million, or 4%, compared with the prior year quarter. This decrease was driven by a reduction in short-term advances from the FHLB, partially offset by the issuance of $500 million in 4.70% Fixed-to-Floating Senior Notes during the third quarter of 2025.

Shareholders’ Equity
				4Q25 - 3Q25		4Q25 - 4Q24
(In millions, except share data)	4Q25	3Q25	4Q24	$	%	$	%
Shareholders’ equity:
Preferred stock	$66	$66	$66	$—	—%	$—	—%
Common stock and additional paid-in capital	1,726	1,721	1,737	5	—	(11)	(1)
Retained earnings	7,329	7,134	6,701	195	3	628	9
Accumulated other comprehensive income (loss)	(1,941)	(2,056)	(2,380)	115	6	439	18
Total shareholders’ equity	$7,180	$6,865	$6,124	$315	5	$1,056	17
Capital distributions:
Common dividends paid	$67	$67	$64	$—	—	$3	5

				shares	%	shares	%
Weighted average diluted common shares outstanding (in thousands)	147,120	147,125	147,329	(5)	—%	(209)	—%
Common shares outstanding, at period end (in thousands)	147,653	147,640	147,871	13	—	(218)	—
The common stock dividend was $0.45 per share, compared with $0.43 per share during the fourth quarter of 2024.
At December 31, 2025, the accumulated other comprehensive income (loss) (“AOCI”) balance reflected a net loss of $1.9 billion, primarily attributable to a decline in the fair value of fixed-rate AFS securities driven by changes in interest rates. This amount includes $1.6 billion ($1.2 billion after tax) of unrealized losses associated with securities previously transferred from AFS to held-to-maturity (“HTM”). Compared with December 31, 2024, AOCI improved $439 million, and had a positive impact on our tangible book value per common share. Absent any sales or credit impairment of these securities, the unrealized losses will not be recognized in earnings. We do not intend to sell any securities with unrealized losses. Although these changes in AOCI are reflected in shareholders’ equity, they are currently excluded from regulatory capital, and therefore do not impact our regulatory capital ratios.
Estimated common equity tier 1 (“CET1”) capital was $7.9 billion, an increase of 8%, compared with $7.4 billion in the prior year period. The estimated CET1 capital ratio was 11.5%, compared with 10.9%. Tangible book value per common share increased $6.94, or 21%, to $40.79, mainly due to an increase in retained earnings and reduced unrealized losses in AOCI. For more information on non-GAAP financial measures, see pages 18-21.

ZIONS BANCORPORATION, N.A.
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Supplemental Presentation and Conference Call
Zions has posted a supplemental presentation to its website, which will be used to discuss the fourth quarter results at 5:30 p.m. ET on January 20, 2026. Media representatives, analysts, investors, and the public are invited to join this discussion by calling (877) 709-8150 (domestic and international) and using the meeting number 13757867, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at www.zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.
About Zions Bancorporation, N.A.
Zions Bancorporation, N.A. is one of the nation's premier financial services companies with annual net revenue of $3.4 billion in 2025, and total assets of approximately $89 billion at December 31, 2025. Zions operates under local management teams and distinct brands in 11 western states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington, and Wyoming. The Bank is a consistent recipient of national and state-wide customer survey awards in small- and middle-market banking, as well as a leader in public finance advisory services and Small Business Administration lending. In addition, Zions is included in the S&P MidCap 400 and NASDAQ Financial 100 indices. Investor information and links to local banking brands can be accessed at www.zionsbancorporation.com.
Forward-Looking Information
This earnings release contains “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and assumptions regarding future events and outcomes. However, they are inherently subject to known and unknown risks, uncertainties, and other factors that could cause actual results, performances, achievements, industry developments, or regulatory outcomes to differ materially from those expressed or implied. Forward-looking statements may include, among others:
•Statements concerning the beliefs, plans, objectives, goals, targets, commitments, designs, guidelines, expectations, anticipations, and future financial condition, operating results, and performance of Zions Bancorporation, National Association, and its subsidiaries (collectively “Zions Bancorporation, N.A.,” “the Bank,” “we,” “our,” “us”); and
•Statements preceded or followed by, or that include, terminology such as “may,” “might,” “can,” “continue,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “forecasts,” “expect,” “intend,” “target,” “commit,” “design,” “plan,” “projects,” “will,” or similar words and expressions, including their negative forms.
Forward-looking statements are not guarantees and should not be relied upon as representing management’s views as of any subsequent date. Actual results and outcomes may differ materially from those presented. Although the following list is not comprehensive, key factors that may cause material differences include:
•The quality and composition of our loan and investment securities portfolios and the quality and composition of our deposits;
•Changes in general industry, political, and economic conditions, including increases in the national debt, elevated inflation, economic slowdowns or recessions, and other macroeconomic challenges; changes in interest and reference rates, which could negatively impact our revenues and expenses, the valuation and performance of our assets and liabilities, and the availability and cost of capital and liquidity;
•Political developments, including government shutdowns and other significant disruptions and changes in the funding, size, scope, and effectiveness of the government and its agencies and services;
•The effects of newly enacted and proposed regulations affecting us and the banking industry, as well as changes and uncertainties in the interpretation, enforcement, and applicability of laws and fiscal, monetary, regulatory, trade, and tax policies;

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•Actions taken by governments, agencies, central banks, and similar organizations, including those that result in decreases in revenue, increases in regulatory bank fees, insurance assessments, and capital standards; and other regulatory requirements;
•Evolving trade policies and disputes, such as proposed and implemented tariffs and resulting market volatility and uncertainty, including the effects on supply chains, expenses, and revenues for both us and our customers;
•Judicial, regulatory and administrative inquiries, investigations, examinations or proceedings and the outcomes thereof that create uncertainty for, or are adverse to, us or the banking industry;
•Changes in our credit ratings;
•Our ability to innovate and otherwise address competitive pressures and other factors that may affect aspects of our business, such as pricing, relevance of, and demand for, our products and services, and our ability to recruit and retain talent;
•The potential for both positive and disruptive impacts of emerging technologies, including stablecoins and other digital currencies, tokenized deposits, blockchain, artificial intelligence, quantum computing, and related innovations affecting both us and the banking industry;
•Our ability to complete projects and initiatives and execute our strategic plans, manage our risks, control compensation and other expenses, and achieve our business objectives;
•Our ability to develop and maintain technology and information security systems, along with effective controls designed to guard against fraud, cybersecurity, and privacy risks and related incidents, particularly given the accelerating pace at which threat actors are developing and deploying increasingly sophisticated and targeted tactics against the financial services industry;
•Our ability to provide adequate oversight of our suppliers to help us prevent or mitigate effects upon us and our customers of inadequate performance, systems failures, or cyber and other incidents by, or affecting, third parties upon whom we rely for the delivery of various products and services;
•The effects of wars, geopolitical conflicts, and other local, national, or international disasters, crises, or conflicts that may occur in the future;
•Natural disasters, pandemics, wildfires, catastrophic events, and other emergencies and incidents, and their impact on our and our customers’ operations, business, and communities, including the increasing difficulty in, and the expense of, obtaining property, auto, business, and other insurance products;
•Governmental and social responses to environmental, social, and governance issues, including those with respect to climate change and diversity;
•Securities and capital markets behavior, including volatility and changes in market liquidity and our ability to raise capital;
•The possibility that our recorded goodwill could become impaired, which may have an adverse impact on our earnings and shareholders’ equity;
•The impact of bank closures or adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks;
•Adverse news and other expressions of negative public opinion whether directed at us, other banks, the banking industry, or otherwise that may adversely affect our reputation and that of the banking industry generally; and
•Other assumptions, risks, or uncertainties described in this earnings release, and other SEC filings.
We caution against undue reliance on forward-looking statements, which reflect our views only as of their date of issuance. Except as required by law, we specifically disclaim any obligation to update any factors or publicly announce revisions to forward-looking statements to reflect future events or developments.

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FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In millions, except share, per share, and ratio data)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
BALANCE SHEET [1]
Loans held for investment, net of allowance	$60,239	$59,623	$60,143	$59,244	$58,714
Total assets	88,990	88,533	88,893	87,992	88,775
Deposits	75,644	74,878	73,800	75,692	76,223
Total shareholders’ equity	7,180	6,865	6,596	6,327	6,124
STATEMENT OF INCOME
Net earnings applicable to common shareholders	$262	$221	$243	$169	$200
Net interest income	683	672	648	624	627
Taxable-equivalent net interest income [2]	694	683	661	635	639
Total noninterest income	208	189	190	171	193
Total noninterest expense	546	527	527	538	509
Pre-provision net revenue [2]	356	345	324	268	323
Adjusted pre-provision net revenue [2]	331	352	316	267	312
Provision for credit losses	6	49	(1)	18	41
SHARE AND PER COMMON SHARE AMOUNTS
Net earnings per diluted common share	$1.76	$1.48	$1.63	$1.13	$1.34
Dividends	0.45	0.45	0.43	0.43	0.43
Book value per common share [1]	48.18	46.05	44.24	42.43	40.97
Tangible book value per common share [1,2]	40.79	38.64	36.81	34.95	33.85
Weighted average share price	54.24	55.42	46.72	53.64	54.60
Weighted average diluted common shares outstanding (in thousands)	147,120	147,125	147,053	147,387	147,329
Common shares outstanding (in thousands) [1]	147,653	147,640	147,603	147,567	147,871
SELECTED RATIOS AND OTHER DATA
Return on average assets	1.16%	0.99%	1.09%	0.77%	0.96%
Return on average common equity	14.9%	13.3%	15.3%	11.1%	13.2%
Return on average tangible common equity [2]	17.9%	16.0%	18.7%	13.4%	16.0%
Net interest margin	3.31%	3.28%	3.17%	3.10%	3.05%
Cost of deposits	1.56%	1.67%	1.68%	1.76%	1.93%
Efficiency ratio [2]	62.3%	59.6%	62.2%	66.6%	62.0%
Effective tax rate [3]	22.4%	22.1%	21.8%	28.9%	20.0%
Ratio of nonperforming assets to loans and leases and other real estate owned	0.52%	0.54%	0.51%	0.51%	0.50%
Annualized ratio of net loan and lease charge-offs to average loans	0.05%	0.37%	0.07%	0.11%	0.24%
Ratio of total allowance for credit losses to loans and leases outstanding [1]	1.19%	1.20%	1.20%	1.24%	1.25%
Full-time equivalent employees	9,195	9,286	9,440	9,392	9,406
CAPITAL RATIOS AND DATA [1]
Tangible common equity ratio [2]	6.9%	6.5%	6.2%	5.9%	5.7%
Common equity tier 1 capital [4]	$7,936	$7,734	$7,570	$7,379	$7,363
Risk-weighted assets [4]	$69,169	$68,648	$69,026	$68,132	$67,685
Common equity tier 1 capital ratio [4]	11.5%	11.3%	11.0%	10.8%	10.9%
Tier 1 risk-based capital ratio [4]	11.6%	11.4%	11.1%	10.9%	11.0%
Total risk-based capital ratio [4]	13.8%	13.7%	13.4%	13.3%	13.3%
Tier 1 leverage ratio [4]	9.0%	8.8%	8.5%	8.4%	8.3%
1 At period end.
2 For information on non-GAAP financial measures, see pages 18-21.
3 The increase in the effective tax rate at March 31, 2025 was the result of a revaluation of deferred tax assets due to newly enacted state tax legislation.
4 Current period ratios and amounts represent estimates.

ZIONS BANCORPORATION, N.A.
Press Release – Page 10

CONSOLIDATED BALANCE SHEETS

(In millions, shares in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$683	$771	$780	$833	$651
Money market investments:
Interest-bearing deposits	2,202	2,395	1,781	1,980	2,850
Federal funds sold and securities purchased under agreements to resell	1,420	1,008	1,140	936	1,453
Trading securities, at fair value	64	134	180	64	35
Investment securities:
Available-for-sale, at fair value	9,207	9,170	9,116	9,223	9,095
Held-to-maturity [1], at amortized cost	8,867	9,059	9,272	9,481	9,669
Total investment securities, net of allowance	18,074	18,229	18,388	18,704	18,764
Loans held for sale [2]	201	215	172	112	74
Loans and leases, net of unearned income and fees	60,917	60,302	60,833	59,941	59,410
Allowance for loan and lease losses	678	679	690	697	696
Loans held for investment, net of allowance	60,239	59,623	60,143	59,244	58,714
Other noninterest-bearing investments	1,076	1,098	1,182	1,045	1,020
Premises, equipment, and software, net	1,363	1,358	1,361	1,362	1,366
Goodwill and intangibles	1,091	1,094	1,096	1,104	1,052
Other real estate owned	5	5	5	2	1
Other assets	2,572	2,603	2,665	2,606	2,795
Total assets	$88,990	$88,533	$88,893	$87,992	$88,775
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$25,823	$26,133	$25,413	$24,792	$24,704
Interest-bearing:
Savings and money market	39,914	38,689	38,254	39,860	40,037
Time	9,907	10,056	10,133	11,040	11,482
Total deposits	75,644	74,878	73,800	75,692	76,223
Federal funds and other short-term borrowings	3,104	3,757	6,072	3,476	3,832
Long-term debt	1,472	1,473	970	964	950
Reserve for unfunded lending commitments	46	46	42	46	45
Other liabilities	1,544	1,514	1,413	1,487	1,601
Total liabilities	81,810	81,668	82,297	81,665	82,651
Shareholders’ equity:
Preferred stock, without par value; authorized 4,400 shares	66	66	66	66	66
Common stock [3] ($0.001 par value; authorized 350,000 shares) and additional paid-in capital	1,726	1,721	1,713	1,706	1,737
Retained earnings	7,329	7,134	6,981	6,805	6,701
Accumulated other comprehensive income (loss)	(1,941)	(2,056)	(2,164)	(2,250)	(2,380)
Total shareholders’ equity	7,180	6,865	6,596	6,327	6,124
Total liabilities and shareholders’ equity	$88,990	$88,533	$88,893	$87,992	$88,775
[1] Held-to-maturity (fair value)	$8,940	$9,106	$9,229	$9,400	$9,382
[2] Loans held for sale (carried at fair value)	72	126	100	62	25
[3] Common shares (issued and outstanding)	147,653	147,640	147,603	147,567	147,871

ZIONS BANCORPORATION, N.A.
Press Release – Page 11

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)	Three Months Ended
(In millions, except share and per share amounts)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Interest income:
Interest and fees on loans	$878	$898	$875	$850	$873
Interest on money market investments	42	41	50	53	60
Interest on securities	121	125	126	125	129
Total interest income	1,041	1,064	1,051	1,028	1,062
Interest expense:
Interest on deposits	299	313	312	326	371
Interest on short- and long-term borrowings	59	79	91	78	64
Total interest expense	358	392	403	404	435
Net interest income	683	672	648	624	627
Provision for credit losses:
Provision for loan and lease losses	6	45	3	17	38
Provision for unfunded lending commitments	—	4	(4)	1	3
Total provision for credit losses	6	49	(1)	18	41
Net interest income after provision for credit losses	677	623	649	606	586
Noninterest income:
Commercial account fees	47	47	46	45	47
Card fees	24	24	24	23	24
Retail and business banking fees	20	19	19	17	17
Loan-related fees and income	19	20	19	17	20
Capital markets fees and income	37	24	28	27	40
Wealth management fees	14	14	14	15	14
Other customer-related fees	16	15	14	14	14
Customer-related noninterest income	177	163	164	158	176
Dividends and other income	10	15	12	7	9
Securities gains (losses), net	21	11	14	6	8
Total noninterest income	208	189	190	171	193
Noninterest expense:
Salaries and employee benefits	335	337	336	342	321
Technology, telecom, and information processing	71	70	65	70	66
Occupancy and equipment, net	43	42	40	41	42
Professional and legal services	21	14	13	13	17
Marketing and business development	30	11	12	11	10
Deposit insurance and regulatory expense	6	16	20	22	17
Credit-related expense	7	6	6	6	6
Other real estate expense, net	(2)	—	—	—	—
Other	35	31	35	33	30
Total noninterest expense	546	527	527	538	509
Income before income taxes	339	285	312	239	270
Income taxes	76	63	68	69	54
Net income	263	222	244	170	216
Preferred stock dividends	(1)	(1)	(1)	(1)	(10)
Preferred stock redemption	—	—	—	—	(6)
Net earnings applicable to common shareholders	$262	$221	$243	$169	$200
Weighted average common shares outstanding during the period:
Basic shares (in thousands)	147,054	147,045	147,044	147,321	147,247
Diluted shares (in thousands)	147,120	147,125	147,053	147,387	147,329
Net earnings per common share:
Basic	$1.76	$1.48	$1.63	$1.13	$1.34
Diluted	1.76	1.48	1.63	1.13	1.34

ZIONS BANCORPORATION, N.A.
Press Release – Page 12

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)	Twelve Months Ended December 31, 2025
(In millions, except share and per share amounts)	2025	2024

Interest income:
Interest and fees on loans	$3,501	$3,514
Interest on money market investments	186	230
Interest on securities	497	549
Total interest income	4,184	4,293
Interest expense:
Interest on deposits	1,250	1,540
Interest on short- and long-term borrowings	307	323
Total interest expense	1,557	1,863
Net interest income	2,627	2,430
Provision for credit losses:
Provision for loan losses	71	72
Provision for unfunded lending commitments	1	—
Total provision for credit losses	72	72
Net interest income after provision for credit losses	2,555	2,358
Noninterest income:
Commercial account fees	185	182
Card fees	95	96
Retail and business banking fees	75	67
Loan-related fees and income	75	70
Capital markets fees and income	116	110
Wealth management fees	57	58
Other customer-related fees	59	56
Customer-related noninterest income	662	639
Dividends and other income	44	42
Securities gains (losses), net	52	19
Total noninterest income	758	700
Noninterest expense:
Salaries and employee benefits	1,350	1,287
Technology, telecom, and information processing	276	260
Occupancy and equipment, net	166	161
Professional and legal services	61	64
Marketing and business development	64	45
Deposit insurance and regulatory expense	64	91
Credit-related expense	25	25
Other real estate expense, net	(2)	(1)
Other	134	114
Total noninterest expense	2,138	2,046
Income before income taxes	1,175	1,012
Income taxes	276	228
Net income	899	784
Preferred stock dividends	(4)	(41)
Preferred stock redemption	—	(6)
Net earnings applicable to common shareholders	$895	$737
Weighted average common shares outstanding during the year:
Basic shares (in thousands)	147,115	147,210
Diluted shares (in thousands)	147,157	147,215
Net earnings per common share:
Basic	$6.01	$4.95
Diluted	6.01	4.95

ZIONS BANCORPORATION, N.A.
Press Release – Page 13

Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Commercial:
Commercial and industrial	$17,761	$17,222	$17,526	$16,900	$16,891
Owner occupied	9,274	9,267	9,377	9,321	9,333
Municipal	4,294	4,341	4,376	4,412	4,364
Leasing	367	349	367	377	377
Total commercial	31,696	31,179	31,646	31,010	30,965
Commercial real estate:
Term	11,234	11,008	11,186	10,878	10,703
Construction and land development	2,162	2,469	2,425	2,715	2,774
Total commercial real estate	13,396	13,477	13,611	13,593	13,477
Consumer:
1-4 family residential	10,462	10,423	10,431	10,312	9,939
Home equity credit line	3,950	3,848	3,784	3,670	3,641
Construction and other consumer real estate	782	769	743	762	810
Bankcard and other revolving plans	515	477	496	472	457
Other	116	129	122	122	121
Total consumer	15,825	15,646	15,576	15,338	14,968
Total loans and leases	$60,917	$60,302	$60,833	$59,941	$59,410

Nonperforming Assets
(Unaudited)

(In millions)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Nonaccrual loans [1]	$315	$319	$308	$305	$297
Other real estate owned [2]	5	5	5	2	1
Total nonperforming assets	$320	$324	$313	$307	$298
Ratio of nonperforming assets to loans [1] and leases and other real estate owned [2]	0.52%	0.54%	0.51%	0.51%	0.50%
Accruing loans past due 90 days or more	$5	$5	$4	$13	$18
Ratio of accruing loans past due 90 days or more to loans[1] and leases	0.01%	0.01%	0.01%	0.02%	0.03%
Nonaccrual loans and accruing loans past due 90 days or more	$320	$324	$312	$318	$315
Ratio of nonperforming assets [1] and accruing loans 90 days or more past due to loans and leases and other real estate owned	0.53%	0.54%	0.52%	0.53%	0.53%
Accruing loans past due 30-89 days	$96	$69	$57	$105	$57
Classified loans	2,380	2,415	2,697	2,891	2,870
Ratio of classified loans to total loans and leases	3.91%	4.00%	4.43%	4.82%	4.83%
1 Includes loans held for sale.
2 Does not include banking premises held for sale.

ZIONS BANCORPORATION, N.A.
Press Release – Page 14

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(In millions)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Allowance for Loan and Lease Losses
Balance at beginning of period	$679	$690	$697	$696	$694
Provision for loan losses	6	45	3	17	38
Loan and lease charge-offs	15	67	16	24	41
Less: Recoveries	8	11	6	8	5
Net loan and lease charge-offs (recoveries)	7	56	10	16	36
Balance at end of period	$678	$679	$690	$697	$696
Ratio of allowance for loan losses to loans [1] and leases, at period end	1.11%	1.13%	1.13%	1.16%	1.17%
Ratio of allowance for loan losses to nonaccrual loans[1] at period end	215%	213%	224%	229%	234%
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans	0.05%	0.37%	0.07%	0.11%	0.24%
Reserve for Unfunded Lending Commitments
Balance at beginning of period	$46	$42	$46	$45	$42
Provision for unfunded lending commitments	—	4	(4)	1	3
Balance at end of period	$46	$46	$42	$46	$45
Allowance for Credit Losses
Allowance for loan losses	$678	$679	$690	$697	$696
Reserve for unfunded lending commitments	46	46	42	46	45
Total allowance for credit losses	$724	$725	$732	$743	$741
Ratio of ACL to loans [1] and leases outstanding, at period end	1.19%	1.20%	1.20%	1.24%	1.25%
1 Does not include loans held for sale.

ZIONS BANCORPORATION, N.A.
Press Release – Page 15

Nonaccrual Loans by Portfolio Type
(Unaudited)

(In millions)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Commercial:
Commercial and industrial	$90	$107	$113	$121	$114
Owner occupied	51	40	39	25	31
Municipal	2	2	5	10	11
Leasing	3	4	2	2	2
Total commercial	146	153	159	158	158
Commercial real estate:
Term	72	70	60	58	59
Construction and land development	1	—	—	—	—
Total commercial real estate	73	70	60	58	59
Consumer:
1-4 family residential	65	63	58	56	49
Home equity credit line	30	32	30	32	30
Bankcard and other revolving plans	1	1	1	1	1
Other	—	—	—	—	—
Total consumer	96	96	89	89	80
Total nonaccrual loans	$315	$319	$308	$305	$297

Net Charge-Offs by Portfolio Type
(Unaudited)

(In millions)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Commercial:
Commercial and industrial	$8	$50	$8	$13	$35
Owner occupied	—	(1)	(1)	(1)	(1)
Municipal	—	3	—	—	—
Total commercial	8	52	7	12	34
Commercial real estate:
Term	(3)	2	1	—	—
Total commercial real estate	(3)	2	1	—	—
Consumer:
1-4 family residential	(1)	—	1	1	—
Bankcard and other revolving plans	2	1	1	2	2
Other	1	1	—	1	—
Total consumer loans	2	2	2	4	2
Total net charge-offs (recoveries)	$7	$56	$10	$16	$36

ZIONS BANCORPORATION, N.A.
Press Release – Page 16

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)	Three Months Ended
	December 31, 2025		September 30, 2025		December 31, 2024
(In millions)	Average balance	Yield/ Rate [1]	Average balance	Yield/ Rate [1]	Average balance	Yield/ Rate [1]
ASSETS
Money market investments:
Interest-bearing deposits	$1,925	4.03%	$1,582	4.42%	$2,059	4.87%
Federal funds sold and securities purchased under agreements to resell	2,027	4.43%	1,940	4.87%	2,698	5.10%
Total money market investments	3,952	4.23%	3,522	4.67%	4,757	5.00%
Trading securities	102	4.42%	83	4.63%	40	4.37%
Investment securities:
Available-for-sale	9,163	3.14%	9,078	3.28%	9,310	3.26%
Held-to-maturity	8,960	2.17%	9,143	2.19%	9,739	2.22%
Total investment securities	18,123	2.66%	18,221	2.73%	19,049	2.73%
Loans held for sale	296	NM	171	NM	76	NM
Loans and leases: [2]
Commercial	31,574	5.81%	31,558	5.97%	31,020	5.89%
Commercial real estate	13,471	6.38%	13,611	6.64%	13,514	6.86%
Consumer	15,743	5.12%	15,617	5.16%	14,781	5.10%
Total loans and leases	60,788	5.76%	60,786	5.91%	59,315	5.92%
Total interest-earning assets	83,261	5.01%	82,783	5.16%	83,237	5.13%
Cash and due from banks	753		702		751
Allowance for credit losses on loans and debt securities	(677)		(687)		(674)
Goodwill and intangibles	1,093		1,095		1,053
Other assets	5,207		5,262		5,202
Total assets	$89,637		$89,155		$89,569
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$39,245	2.07%	$39,252	2.18%	$39,765	2.37%
Time	10,172	3.69%	10,129	3.81%	11,780	4.54%
Total interest-bearing deposits	49,417	2.40%	49,381	2.51%	51,545	2.87%
Borrowed funds:
Federal funds purchased and security repurchase agreements	636	3.86%	665	4.28%	1,251	4.64%
Other short-term borrowings	2,850	4.27%	4,731	4.48%	3,114	4.72%
Long-term debt	1,474	5.90%	1,210	6.13%	767	6.32%
Total borrowed funds	4,960	4.70%	6,606	4.76%	5,132	4.94%
Total interest-bearing liabilities	54,377	2.61%	55,987	2.78%	56,677	3.05%
Noninterest-bearing demand deposits	26,583		24,922		24,858
Other liabilities	1,655		1,564		1,623
Total liabilities	82,615		82,473		83,158
Shareholders’ equity:
Preferred equity	66		66		375
Common equity	6,956		6,616		6,036
Total shareholders’ equity	7,022		6,682		6,411
Total liabilities and shareholders’ equity	$89,637		$89,155		$89,569
Spread on average interest-bearing funds		2.40%		2.38%		2.08%
Impact of net noninterest-bearing sources of funds		0.91%		0.90%		0.97%
Net interest margin		3.31%		3.28%		3.05%
Memo: total cost of deposits	$76,000	1.56%	$74,303	1.67%	$76,403	1.93%
Memo: total deposits and interest-bearing liabilities	$80,960	1.76%	$80,909	1.92%	$81,535	2.12%
1 Taxable-equivalent rates used where applicable.
2 Net of unamortized purchase premiums, discounts, and deferred loan fees and costs.

ZIONS BANCORPORATION, N.A.
Press Release – Page 17

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)	Twelve Months Ended
	December 31, 2025		December 31, 2024		December 31, 2023
(In millions)	Average balance	Yield/ Rate [1]	Average balance	Yield/ Rate [1]	Average balance	Average yield/rate [1]
ASSETS
Money market investments:
Interest-bearing deposits	$1,671	4.37%	$1,970	5.40%	$2,163	5.18%
Federal funds sold and securities purchased under agreements to resell	2,420	4.70%	2,203	5.62%	1,358	5.57%
Total money market investments	4,091	4.56%	4,173	5.52%	3,521	5.33%
Trading securities	114	4.62%	36	4.41%	53	2.86%
Investment securities:
Available-for-sale	9,109	3.24%	9,621	3.46%	10,900	3.03%
Held-to-maturity	9,250	2.21%	10,017	2.23%	10,731	2.24%
Total investment securities	18,359	2.72%	19,638	2.83%	21,631	2.64%
Loans held for sale	168	NM	70	NM	39	NM
Loans and leases: [2]
Commercial	31,389	5.88%	30,671	6.01%	30,519	5.50%
Commercial real estate	13,562	6.55%	13,532	7.14%	13,023	6.98%
Consumer	15,470	5.14%	14,344	5.14%	13,198	4.84%
Total loans and leases	60,421	5.84%	58,547	6.06%	56,740	5.69%
Total interest-earning assets	83,153	5.09%	82,464	5.26%	81,984	4.86%
Cash and due from banks	715		714		662
Allowance for credit losses on loans and debt securities	(687)		(689)		(632)
Goodwill and intangibles	1,084		1,055		1,062
Other assets	5,289		5,279		5,579
Total assets	$89,554		$88,823		$88,655
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$39,253	2.14%	$38,796	2.63%	$34,135	1.90%
Time	10,493	3.89%	10,898	4.75%	9,028	4.58%
Total interest-bearing deposits	49,746	2.51%	49,694	3.10%	43,163	2.46%
Borrowed funds:
Federal funds purchased and security repurchase agreements	1,117	4.28%	1,309	5.19%	3,380	4.98%
Other short-term borrowings	4,223	4.46%	4,458	4.90%	4,741	5.08%
Long-term debt	1,153	6.16%	600	6.07%	592	6.09%
Total borrowed funds	6,493	4.73%	6,367	5.07%	8,713	5.11%
Total interest-bearing funds	56,239	2.77%	56,061	3.32%	51,876	2.91%
Noninterest-bearing demand deposits	25,127		25,066		29,703
Other liabilities	1,592		1,643		1,797
Total liabilities	82,958		82,770		83,376
Shareholders’ equity:
Preferred equity	66		423		440
Common equity	6,530		5,630		4,839
Total shareholders’ equity	6,596		6,053		5,279
Total liabilities and shareholders’ equity	$89,554		$88,823		$88,655
Spread on average interest-bearing funds		2.32%		1.94%		1.95%
Impact of net noninterest-bearing sources of funds		0.89%		1.06%		1.07%
Net interest margin		3.21%		3.00%		3.02%
Memo: total cost of deposits	$74,873	1.67%	$74,760	2.06%	$72,866	1.46%
Memo: total deposits and interest-bearing liabilities	$81,366	1.92%	$81,127	2.28%	$81,579	1.87%
1 Taxable-equivalent rates used where applicable.
2 Net of unamortized purchase premiums, discounts, and deferred loan fees and costs.

ZIONS BANCORPORATION, N.A.
Press Release – Page 18

NON-GAAP FINANCIAL MEASURES
(Unaudited)
This press release includes certain non-GAAP financial measures alongside those prepared in accordance with generally accepted accounting principles (“GAAP”). Reconciliations between the applicable GAAP measures and the corresponding non-GAAP measures are provided in the accompanying schedules. We believe these adjustments are relevant to evaluating ongoing operating results and offer a meaningful basis for comparing performance across periods. Management uses these non-GAAP measures to assess both financial performance and position. Presenting these measures enables investors to evaluate our results using the same approach applied by management and commonly used within the financial services industry.
Non-GAAP financial measures have inherent limitations and may not be directly comparable to similar measures reported by other financial institutions. While these measures are commonly used by stakeholders to evaluate company performance, they should be viewed as supplemental and not as a substitute for analysis of results prepared in accordance with GAAP. Non-GAAP measures should not be considered in isolation, as they provide an incomplete perspective without reference to GAAP-based financial information.
Tangible Common Equity and Related Measures
Tangible common equity and related metrics are non-GAAP measures that exclude the impact of intangible assets and associated amortization. We believe these measures provide meaningful insight into the utilization of shareholders’ equity and offer a consistent basis for evaluating business performance.
RETURN ON AVERAGE TANGIBLE COMMON EQUITY (NON-GAAP)

		Three Months Ended
(Dollar amounts in millions)		December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Net earnings applicable to common shareholders (GAAP)		$262	$221	$243	$169	$200
Adjustments, net of tax:
Amortization of core deposit and other intangibles		2	2	2	1	1
Adjusted net earnings applicable to common shareholders, net of tax	(a)	$264	$223	$245	$170	$201
Average common equity (GAAP)		$6,956	$6,616	$6,357	$6,182	$6,036
Average goodwill and intangibles		(1,093)	(1,095)	(1,097)	(1,052)	(1,053)
Average tangible common equity (non-GAAP)	(b)	$5,863	$5,521	$5,260	$5,130	$4,983
Number of days in quarter	(c)	92	92	91	90	92
Number of days in year	(d)	365	365	365	365	366
Return on average tangible common equity (non-GAAP) [1]	(a/b/c)*d	17.9%	16.0%	18.7%	13.4%	16.0%
1 Excluding the effect of AOCI from average tangible common equity would result in associated returns of 13.3%, 11.5%, 13.1%, 9.2%, and 10.9% for the respective periods presented.

ZIONS BANCORPORATION, N.A.
Press Release – Page 19

TANGIBLE EQUITY RATIO, TANGIBLE COMMON EQUITY RATIO, AND TANGIBLE BOOK VALUE PER COMMON SHARE (ALL NON-GAAP MEASURES)

(Dollar amounts in millions, except per share amounts)		December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Total shareholders’ equity (GAAP)		$7,180	$6,865	$6,596	$6,327	$6,124
Goodwill and intangibles		(1,091)	(1,094)	(1,096)	(1,104)	(1,052)
Tangible equity (non-GAAP)	(a)	6,089	5,771	5,500	5,223	5,072
Preferred stock		(66)	(66)	(66)	(66)	(66)
Tangible common equity (non-GAAP)	(b)	$6,023	$5,705	$5,434	$5,157	$5,006
Total assets (GAAP)		$88,990	$88,533	$88,893	$87,992	$88,775
Goodwill and intangibles		(1,091)	(1,094)	(1,096)	(1,104)	(1,052)
Tangible assets (non-GAAP)	(c)	$87,899	$87,439	$87,797	$86,888	$87,723
Common shares outstanding (in thousands)	(d)	147,653	147,640	147,603	147,567	147,871
Tangible equity ratio (non-GAAP)	(a/c)	6.9%	6.6%	6.3%	6.0%	5.8%
Tangible common equity ratio (non-GAAP)	(b/c)	6.9%	6.5%	6.2%	5.9%	5.7%
Tangible book value per common share (non-GAAP)	(b/d)	$40.79	$38.64	$36.81	$34.95	$33.85
Efficiency Ratio and Adjusted Pre-Provision Net Revenue
The efficiency ratio measures operating expenses relative to revenue and provides insight into the cost of generating revenue. We adjust this ratio to exclude certain items that are not generally expected to recur frequently, as detailed in the accompanying schedule. These adjustments enhance comparability across reporting periods. Adjusted noninterest expense reflects how effectively we manage operating expenses, while adjusted pre-provision net revenue enables management and stakeholders to evaluate our capacity to generate capital. Additionally, taxable-equivalent net interest income facilitates comparability between revenue derived from taxable and tax-exempt sources.

ZIONS BANCORPORATION, N.A.
Press Release – Page 20

EFFICIENCY RATIO (NON-GAAP) AND ADJUSTED PRE-PROVISION NET REVENUE (NON-GAAP)

		Three Months Ended
(Dollar amounts in millions)		December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Noninterest expense (GAAP)	(a)	$546	$527	$527	$538	$509
Adjustments:
Severance costs		5	6	2	3	1
Other real estate expense, net		(2)	—	—	—	—
Amortization of core deposit and other intangibles		2	2	2	2	2
SBIC investment success fee accrual		2	1	2	—	—
FDIC special assessment		(9)	(2)	—	—	(3)
Total adjustments	(b)	(2)	7	6	5	—
Adjusted noninterest expense (non-GAAP)	(c)=(a-b)	$548	$520	$521	$533	$509

Net interest income (GAAP)	(d)	$683	$672	$648	$624	$627
Fully taxable-equivalent adjustments	(e)	11	11	13	11	12
Taxable-equivalent net interest income (non-GAAP)	(f)=(d+e)	694	683	661	635	639

Customer-related noninterest income (GAAP)	(g)	177	163	164	158	176
Net credit valuation adjustment (CVA) [1]	(h)	2	(11)	—	—	3
Adjusted customer-related noninterest income (non-GAAP)	(i)=(g-h)	175	174	164	158	173

Noncustomer-related noninterest income (GAAP)	(j)	31	26	26	13	17
Securities gains (losses), net	(k)	21	11	14	6	8
Adjusted noncustomer-related noninterest income (non-GAAP)	(l)=(j-k)	10	15	12	7	9

Combined income (non-GAAP)	(m)=(f+g+j)	$902	$872	$851	$806	$832
Adjusted taxable-equivalent revenue (non-GAAP)	(n)=(f+i+l)	879	872	837	800	821

Pre-provision net revenue (PPNR) (non-GAAP)	(m)-(a)	$356	$345	$324	$268	$323
Adjusted PPNR (non-GAAP)	(n)-(c)	331	352	316	267	312
Efficiency ratio (non-GAAP) [2]	(c/n)	62.3%	59.6%	62.2%	66.6%	62.0%
1 Effective the first quarter of 2025, net CVA is included in capital markets fees and income.
2 Excluding the $15 million charitable contribution, adjusted noninterest expense for the three months ended December 31, 2025 would have been $533 million, resulting in an efficiency ratio of 60.6%.

ZIONS BANCORPORATION, N.A.
Press Release – Page 21

EFFICIENCY RATIO (NON-GAAP) AND ADJUSTED PRE-PROVISION NET REVENUE (NON-GAAP)

		Twelve Months Ended
(Dollar amounts in millions)		December 31, 2025	December 31, 2024

Noninterest expense (GAAP)	(a)	$2,138	$2,046
Adjustments:
Severance costs		16	3
Other real estate expense		(2)	(1)
Amortization of core deposit and other intangibles		8	7
SBIC investment success fee accrual		5	1
FDIC special assessment		(11)	11
Total adjustments	(b)	16	21
Adjusted noninterest expense (non-GAAP)	(c)=(a-b)	$2,122	$2,025

Net interest income (GAAP)	(d)	$2,627	$2,430
Fully taxable-equivalent adjustments	(e)	46	45
Taxable-equivalent net interest income (non-GAAP)	(f)=(d+e)	2,673	2,475

Customer-related noninterest income (GAAP)	(g)	662	639
Net credit valuation adjustment (CVA) [1]	(h)	(9)	—
Adjusted customer-related noninterest income (non-GAAP)	(i)=(g-h)	671	639

Noncustomer-related noninterest income (GAAP)	(j)	96	61
Securities gains (losses), net	(k)	52	19
Adjusted noncustomer-related noninterest income (non-GAAP)	(l)=(j-k)	44	42

Combined income (non-GAAP)	(m)=(f+g+j)	$3,431	$3,175
Adjusted taxable-equivalent revenue (non-GAAP)	(n)=(f+i+l)	3,388	3,156

Pre-provision net revenue (PPNR) (non-GAAP)	(m)-(a)	$1,293	$1,129
Adjusted PPNR (non-GAAP)	(n)-(c)	1,266	1,131
Efficiency ratio (non-GAAP)	(c/n)	62.6%	64.2%
1 Effective the first quarter of 2025, net CVA is included in capital markets fees and income.
2 Excluding the $15 million charitable contribution, adjusted noninterest expense for the twelve months ended December 31, 2025 would have been $2.11 billion, resulting in an efficiency ratio of 62.2%.